Exhibit 10.21

Certain information marked as [**] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Deed of Amendment No. 3 to

Supply Contract for

DF2000/50Hz Electric Control Systems

for the WT2000DF Wind Turbine

This Deed of Amendment No. 3 to Supply Contract for DF2000/50Hz Electric Control Systems for the WT2000DF Wind Turbine (this “Deed”), is made and entered into on May 3, 2021 (the “Deed Effective Date”), by and between Inox Wind Limited, having its head office at Plot No. 17, Sector 16-A, Noida 201301 (U.P) India (the “Buyer”) and American Superconductor Corporation, having its head office at 114 East Main Street, Ayer, MA 01432, USA (the “Seller”). Hereinafter, the Buyer and the Seller may each be referred to as a “Party” or collectively, as the “Parties.”

RECITALS

WHEREAS, the Seller and the Buyer entered into that certain Supply Contract for DF2000/50Hz Electric Control Systems for the WT2000DF Wind Turbine dated December 16, 2015, as amended by Amendment No. 1 entered into as of March 14, 2018 and effective as of November 8, 2017, and by Amendment No. 2 entered into on May 21, 2018 (as so amended, the “Supply Agreement”); and

WHEREAS, the Seller and the Buyer wish to further amend the Supply Agreement as set forth in this Deed.

AGREED TERMS

1.

Definitions.  All capitalized terms that are used in this Deed shall have the meanings ascribed thereto in the Supply Agreement, unless defined below. In addition, and with effect from the Deed Effective Date, the following terms, when used in this Deed and in the Supply Agreement, shall have the following meaning:

“Deed of Amendment No. 3” means this Deed.

“Deed Effective Date” means the date written at the top of this Deed.

“Forecast Advance” has the meaning given it in Section 3.2(b) of the Supply Agreement (as amended by the Deed of Amendment No. 3).

“Initial Forecast” means the forecast of Buyer’s anticipated monthly requirements for ECS (by Version and in total) for each of the twelve (12) months commencing with the first full calendar month immediately following the Deed Effective Date attached at Annex 1 of this Deed.

“Initial Forecast Advance” has the meaning given it in Section 3.2(b) of the Supply Agreement (as amended by the Deed of Amendment No. 3).

2.	Agreed Amendments to the Supply Agreement and Further Provisions.

2.1.

With effect from the Deed Effective Date, Section 1.2 of the Supply Agreement is hereby amended and restated to read in full as follows (additions are indicated in bold, italicized and underscored type):

“Subject to Section 1.4, Section 2.2(d) and Section 3.5, Buyer shall purchase from Seller, and Seller shall sell and supply to Buyer, in each case on the terms and conditions set forth in this Contract, [**] percent ([**]%) of the Buyer Group’s ECS requirements, with each ECS being new and in one of the versions listed in the table set forth below in this Section 1.2 or covered by the 2009 TTLA (each, a “Version”), as more specifically described on Annex 2; provided, however, that (i) notwithstanding the foregoing, Buyer shall not be required to purchase from Seller and shall be entitled to manufacture on its own, subject to and in accordance with the terms of the 2015 TLA, (A) from the first [**] ([**]) ECS required by Buyer Group commencing on the Effective Date, up to [**] ([**]) ECS, (B) from the next [**] ([**]) ECS required by Buyer Group, up to [**] ([**]) ECS, and (C) from the next [**] ([**]) ECS required by Buyer Group, up to [**] ([**]) ECS, and (ii) once Buyer has purchased [**] ([**]) ECS in accordance with the terms of this Contract, including Section 3 hereunder, Buyer shall be required, until the third (3rd) anniversary of the date on which [**] ECS have been delivered, to purchase from Seller not less than [**] percent ([**]%) of Buyer Group’s ECS requirements subject to and in accordance with the terms of this Contract. For the avoidance of doubt the number of ECS which Buyer is not obliged to purchase from Seller under (A)-(C) of this Section 1.2 is cumulative. For example, if Buyer does not exercise its option to manufacture [**] ECS out of the first [**] ECS required by Buyer Group under (A), and the Seller supplies all [**] ECS, Buyer may add such [**] ECS to its option of [**] ECS under (B) such that out of the next [**] ECS required by the Buyer Group, the Buyer may manufacture up to [**] ECS.”

2.2.

With effect from the Deed Effective Date, the last paragraph of Section 1.3 of the Supply Agreement is hereby amended and restated to read in full as follows (additions are indicated in bold, italicized and underscored type):

“The above pricing is (i) excluding VAT and any other taxes and duties, and (ii) based on shipment FCA Shanghai, China or, at the election of Seller, any location in Europe or the United States. The above pricing shall remain in effect until the third (3rd) anniversary of the date on which [**] ECS have been delivered. At least six (6) months prior to such third (3rd) anniversary, the Parties shall use their respective commercially reasonable efforts to reach agreement with respect to ECS pricing (by Version, including versions to be developed, if any) applicable after such third (3rd) year anniversary. In the event that the Parties, after using commercially reasonable efforts, are unable to reach agreement with respect to ECS pricing (by Version, including versions to be developed, if any) applicable after the third (3rd) year anniversary of the date on which [**] ECS have been delivered, then all obligations of Buyer to purchase ECS and Seller to supply any such ECS after such third (3rd) year anniversary shall automatically terminate. For the avoidance of doubt, the above prices shall remain in effect for the first [**] ECS to be supplied by Seller to Buyer under this Contract, and all further ECS to be supplied by Seller to Buyer under this Contract for a period of three (3) years from the date on which the first [**] ECS have been delivered.”

2.3.

The Parties agree that the Initial Forecast attached at Annex 1 of this Deed constitutes Buyer’s anticipated monthly requirements for ECS (by Version and in total) for each of the twelve (12) months commencing with the first full calendar month immediately following the Deed Effective Date. The Parties acknowledge that the Buyer’s anticipated monthly requirements for ECS (by Version and in total) for the first three (3) full calendar months immediately following the Deed Effective Date is [**] (as reflected in the Initial Forecast attached at Annex 1 of this Deed), and the Buyer further agrees that the Updated Forecast to be delivered by Buyer to Seller on the tenth (10th) day of first and second full calendar months immediately following the Deed Effective Date in accordance with Section 2.2 of the Supply Agreement shall also specify that the Buyer’s anticipated monthly requirements for ECS (by Version and in total) for the first three (3) full calendar months immediately following the Deed Effective Date is [**].

2.4.	With effect from the Deed Effective Date, a new Section 2.2(d) shall be added to Section 2.2 of the Supply Agreement which reads as follows:

“(d) A Forecast shall only be valid in respect of such quantity of ECS for which the Seller is in receipt of the Forecast Advance, as set out and in accordance with Section 3.2. For the avoidance of doubt, the Seller shall have no obligation to supply quantities of ECS to the Buyer in respect of which the Forecast Advance has not been paid to the Seller by the Buyer.”

2.5.	With effect from the Deed Effective Date, Section 3.2 of the Supply Agreement shall be deleted in its entirety and replaced with the following:

“3.2 Forecast Advances:

(a)         Buyer agrees that, on the date of execution and delivery of the Deed of Amendment No. 3, a non-refundable, advance payment in EUR equal to [**] percent ([**]%) of the amount payable by Buyer, at the ECS prices (by Version) set forth in the Supply Agreement, for the quantities of ECS forecasted in the fourth (4th), fifth (5th) and sixth (6th) months of the Initial Forecast attached at Annex 1 of the Deed of Amendment No. 3 (“Initial Forecast Advance”) shall become payable to Seller. Buyer agrees that Seller may allocate the existing balance of the Forecast Deposit (as such term is defined in the Supply Agreement as in effect immediately prior to the Deed Effective Date) in payment of the Initial Forecast Advance, and Seller agrees to refund any remaining amount of such Forecast Deposit after payment of the Initial Forecast Advance to Buyer within fifteen (15) Business Days after the Deed Effective Date.

(b)         With effect from the Updated Forecast due on the tenth (10th) day of the first (1st) full calendar month immediately following the Deed Effective Date, Buyer agrees that, contemporaneously with the delivery by Buyer to Seller of each monthly Updated Forecast as contemplated by Section 2.2 of the Supply Agreement, it shall make a non-refundable (except as set forth in this Section 3.2 (as amended by the Deed of Amendment No. 3)) advance payment to Seller (paid to an account designated by Seller) in EUR equal to [**] percent ([**]%) of the amount payable by Buyer, at the ECS prices (by Version) set forth in the Supply Agreement, or agreed pursuant to, Section 1.3, for:

(i)         the quantities of ECS forecasted in the sixth (6th) month of the relevant Updated Forecast; and

(ii)         any increases to the quantity of ECS specified (by Version and in total) to be shipped during any calendar month covered by the relevant Updated Forecast and for which an Initial Forecast Advance or a Forecast Advance has been previously paid by Buyer to Seller, from the quantity of ECS to be shipped in that calendar month as specified by the Forecast delivered in the immediately preceding calendar month,

(collectively “Forecast Advance”).

(c)         If, as a result of an Updated Forecast delivered by Buyer to Seller, the quantity of ECS specified by the Buyer (by Version and in total) for shipment by Seller during any calendar month within the 12-month period covered by an Updated Forecast decreases from the quantity of ECS (by Version and in total) to be shipped in that calendar month as specified by the Forecast delivered in the immediately preceding calendar month, the excess Forecast Advance balance shall be applied towards any subsequent Forecast Advance payable under Section 3.2(b).

(d)         The Parties agree that any Forecast Advance remaining after the supply of the last quantities of ECS under the Supply Agreement (as amended by the Deed of Amendment No. 3) shall be refunded to Buyer within fifteen (15) Business Days after such supply of last quantities of ECS under this Contract.”

2.6.

With effect from the Deed Effective Date, Section 3.3 of the Supply Agreement is hereby amended and restated to read in full as follows (deletions are indicated with a ~~strikethrough~~ and additions are indicated in bold, italicized and underscored type):

“Treatment of Forecast ~~Deposit~~ Advance. The Forecast ~~Deposit~~ Advance shall be maintained by Seller with general funds of Seller, with no requirement that the amount of the Forecast ~~Deposit~~ Advance (or any portion thereof) be maintained by Seller in a segregated account or otherwise separately.”

2.7.

With effect from the Deed Effective Date, the first paragraph of Section 3.4 of the Supply Agreement is hereby amended and restated to read in full as follows (deletions are indicated with a ~~strikethrough~~ and additions are indicated in bold, italicized and underscored type):

“Further Supply Payments – Letters of Credit. Except as set forth in Sections 3.1 and 3.2 above with respect to the Forecast ~~Deposit~~ Advance, all payments of the purchase price of ECS supplied hereunder (less the Initial Forecast Advance or the Forecast Advance paid in respect of such ECS under Section 3.2) shall be made via draws against one or more irrevocable documentary letters of credit (each, an “Approved L/C”) to be posted and maintained by Buyer in accordance with the requirements of this Contract. Each Approved L/C shall:”

2.8.

With effect from the Deed Effective Date, Section 3.4(c) of the Supply Agreement is hereby amended and restated to read in full as follows (deletions are indicated with a ~~strikethrough~~ and additions are indicated in bold, italicized and underscored type):

“(c)         be so issued not later than ~~thirty (30)~~ ninety (90) days in advance of delivery and shall be maintained for a term of not less than ~~ninety (90)~~ one hundred and eighty (180) days~~;~~. At least thirty (30) days prior to June 30, 2021, the Parties shall engage in discussions regarding whether to reduce the number of days an Approved L/C is required in advance of delivery under this Section 3.4(c) to less than ninety (90) days, provided, that unless and until the Parties amend this Section 3.4(c) in writing, this Section 3.4(c) shall continue unchanged and remain in full force and effect;”

2.9.

With effect from the Deed Effective Date, Section 3.4(d) of the Supply Agreement is hereby amended and restated to read in full as follows (additions are indicated in bold, italicized and underscored type):

“(d)         be maintained at all times in an amount of not less than [**]% of the aggregate purchase price of such ECS (determined in accordance with Section 1.3) less the Initial Forecast Advance or the Forecast Advance paid in respect of such ECS under Section 3.2 (which, for ECS in respect of which the Initial Forecast Advance or the Forecast Advance payment has already been paid, would be an amount equal to [**]% of the aggregate purchase price of such ECS);”

2.10.

With effect from the Deed Effective Date, Section 3.5 of the Supply Agreement is hereby amended and restated to read in full as follows (deletions are indicated with a ~~strikethrough~~ and additions are indicated in bold, italicized and underscored type):

“Failure to Post or Maintain Approved L/C. If any Approved L/C required to be posted and maintained hereunder is not so posted in a timely manner, or is not thereafter maintained in accordance ~~herewith, Seller may correspondingly delay shipment of the ECS~~ with Section 3.4, Seller’s obligation to supply the ECS to be paid for via drawdown of such Approved L/C shall be suspended until the date that is ninety (90) days after such Approved L/C is posted and maintained in accordance with Section 3.4. For the avoidance of doubt, the Seller shall have no obligation to supply ECS to the Buyer that is to be paid for via drawdown of an Approved L/C until such Approved L/C has been posted and maintained for ~~any period during which such Approved L/C is not so posted and maintained.~~ a period of ninety (90) days in accordance with Section 3.4. Further, if Buyer fails to post and maintain, in full compliance with this Contract, any Approved L/C required to be posted and maintained hereunder. Seller may, at any time and without limiting any other remedies available to Seller, terminate this Contract in accordance with Section 19.1.”

2.11.

With effect from the Deed Effective Date, the first paragraph of Section 10 of the Supply Agreement is hereby amended and restated to read in full as follows (additions are indicated in bold, italicized and underscored type):

“Risk shall pass to the Buyer based on FCA Shanghai, China and/or any place in Europe or the United States (at Seller’s election), in accordance with INCOTERMS 2010.”

3.

This Deed is supplemental to the Supply Agreement and shall be read and construed as one instrument together with the Supply Agreement. Except as amended by this Deed, all other terms and conditions of the Supply Agreement shall continue unchanged and remain in full force and effect.

4.

This Deed may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Deed may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

5.

The Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with its subject matter or formation shall be governed by and construed in accordance with the laws of England and Wales.

This Deed has been executed as a deed and is delivered as a deed and takes effect on the Deed Effective Date.

Annex 1

Initial Forecast

EXECUTED and delivered as a deed when dated by INOX WIND LIMITED acting by the authorized representative below in the presence of:		EXECUTED and delivered as a deed when dated by AMERICAN SUPERCONDUCTOR CORPORATION acting by the authorized representative below in the presence of:

By:	/s/ Rajeev Gupta	By:	/s/ John Kosiba
Name:	Authorized Representative Rajeev Gupta	Name:	Authorized Representative John Kosiba
Title:	Print Authorized Representative	Title:	Print SVP and CFO
Date:	10 May 2021	Date:	May 11, 2021

Witness		Witness

Signature:		Signature:

Name:		Name:

Occupation:		Occupation:

Address:		Address: